UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2016

NUKKLEUS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-192647	38-3912845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.
Jersey City, New Jersey 07310
(Address of principal executive offices) (zip code)

212-720-7200
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Nukkleus Inc., a Delaware corporation, from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company’s or Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in this report or in other filings of the Company) relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company’s management believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company's financial statements and the related notes filed with this Form 8-K. In this Form 8-K, references to "we", "our", "us", the "Company", or "Nukkleus" refer to Nukkleus Inc., a Delaware corporation.

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 27, 2016, Nukkleus, IBIH Limited, a BVI corporation (“IBIH”) and the shareholders of IBIH (the “IBIH Shareholders”) entered into a Stock Purchase Agreement (the “Iron Purchase Agreement”) pursuant to which Nukkleus acquired from IBIH 2,200 shares of capital stock of IBIH, representing 9.9% of the issued and outstanding capital stock of IBIH, and 100% of the issued and outstanding securities of GVS Limited, a BVI corporation (“Iron Australia”) in consideration of the payment of $1,000,000 and 24,156,000 shares of common stock of Nukkleus. The closing occurred on May 27, 2016 (the “First Closing”). An initial payment of $175,000 was paid on May 27, 2016 and the balance of $825,000 is due June 7, 2016.

Nukkleus agreed to acquire the remaining 20,000 outstanding shares of capital stock of IBIH from the IBIH Shareholders in consideration of 219,844,000 shares of common stock (the “Second Closing”) subject to IBIH and its subsidiaries obtaining the required approvals from the Financial Conduct Authority in the United Kingdom and the Cyprus Securities and Exchange Commission and the entering into of the Malta Bermuda Option (as defined below). Immediately upon acquiring IBIH, Nukkleus will be required to inject $1,000,000 into IBIH for operations. Following the Second Closing, IBIH will be required to distribute the initial $1,500,000 in net income (the “Net Income”) generated by IBIH to the IBIH Shareholders or, at the discretion of the Board of Nukkleus, re-invest the Net Income into IronFX Global Limited, a wholly owned subsidiary of IBIH. However, in the event Nukkleus acquires FXDD Malta Limited, then IBIH shall not be required to distribute the Net Income. The parties have also agreed that that in connection with the initial capital raise in excess of $5,000,000, the parties will undertake to provide that 33% of such raise is distributed to the IBIH Shareholders in consideration for selling IBIH to Nukkleus and to Currency Mountain Holdings Bermuda, Limited (“CMH-Bermuda”) in consideration for selling certain assets to Nukkleus.

Following the Second Closing, the Board shall consist of six members including Emil Assentato, Craig Marshak, Markos Kashiouris, Peter Economides, Stathis Christophi and an additional representative to be appointed by Currency Mountain Holdings LLC. Prior to the Second Closing, Nukkleus is require to enter an option agreement with FXDD Malta Limited and FXDD Trading Limited providing that Nukkleus may acquire 100% of both entities for a purchase price of $1.00 subject to regulatory approval (the “Malta Bermuda Option”). The second closing is required to occur on or before November 28, 2016. In the event the Second Closing does not occur prior to November 28, 2016, then the $1,000,000 paid to IBIH as part of the First Closing will be returned to Nukkleus, IBIH will assign 24,156,000 shares of common stock of Nukkleus to Nukkleus, Nukkles shall assign all equity held by Nukkleus in Iron Australia to IBIH and Nukkleus shall assign the 2,200 shares of capital stock of IBIH to IBIH.

As part of the above transaction, the parties have entered into an engagement agreement with Bentley Associates L.P. (“Bentley”) providing that Nukkleus will pay Bentley $600,000 in consideration of financial advisory services associated with the acquisition of IBIH. The fee may be paid in cash or stock but the cash portion may not be less than $400,000 and is to be paid following the closing of a financing in excess of $2,500,000, subject to the terms and conditions contained in the engagement agreement.

On June 3, 2016, Nukkleus and FXDD Trading Limited entered into an amendment of that certain Global Service Agreement dated May 24, 2016 providing that Global Services Agreement may not be terminated until the earlier of May 24, 2019 or the exercise of the Malta Bermuda Option.

On June 3, 2016, Nukkleus and CMH-Bermuda entered into a Securities Purchase agreement pursuant to which Nukkleus agreed to sell and CMH-Bermuda agreed to acquire 30,900,000 shares of common stock and 200,000 shares of Series A Preferred Stock in consideration of $2,000,000 in two equal tranches. The initial closing of $1,000,000 in consideration of 15,450,000 shares of common stock and 100,000 shares of Series A Preferred Stock is expected to be no later than June 7, 2016. The second closing for the identical amounts will close concurrently with the closing of Nukkleus’ acquisition of IBIH. The Series A Preferred Stock has a stated value of $10.00 per share and the holder is entitled to receive cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 1.5% per annum payable semi-annually on June 30 and December 31. Except as otherwise expressly required by law, the Series A Preferred Stock is non-voting except that the affirmative vote of the holders of the shares of the Preferred Stock is required to alter or change adversely the powers, preferences or rights of the Series A Preferred Stock or alter or amend this Certificate of Designation. Within five calendar days from the five year anniversary of the issuance of the Series A Preferred Stock, Nukkleus must redeem all or a portion of the shares of Series A Preferred Stock at the Stated Value plus any unpaid dividends (the “Redemption”). In the event Nukklues does not implement the Redemption or only partially implements the Redemption, then the shares of Series A Preferred Stock that have not been redeemed will be converted into that number of shares of common stock determined by dividing the Stated Value plus unpaid dividends by a conversion price equal to the 20 day closing average prior to conversion, which in no event may be less than $0.20 per share.

             All of the offers and sales of securities described above were made to accredited investors and the Company relied upon the exemptions contained in Section 4(2) of the Securities Act with regard to those sales. No advertising or general solicitation was employed in offering the securities. The offers and sales were made to a limited number of persons, each of whom was an accredited investor and transfer of the securities issued was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

Iron Australia, has 100% ownership in GVS (AU) Pty Ltd. GVS (AU) Pty (“GVS”) was incorporated on April 15, 2010 as a company structured to operate in the financial services sector. It is authorized and regulated by Australian Securities and Investments Commission (ASIC) and has an Australian Financial Services Licence (AFSL no. 417482) to allow for the provision of advice, deal and make a market in derivatives and foreign exchange contracts to retail and wholesale clients. GVS services wholesale and retail clients within Australia and the Asia Pacific region under the brand names used by IBIH. GVS currently deals as principal when dealing / issuing and acting as a market maker in derivatives and foreign exchange contracts. GVS provides, via its trading platform, to its clients direct access to the rates/prices at which GVS is prepared to deal. All clients’ transactions are executed with GVS and then automatically hedged on a back to back basis with its regulated affiliate counterparty, IronFX Global Limited, a subsidiary of IBIH. GVS has the necessary organizational functions/units as well as the required personnel in place to perform its operations. This includes an appointed Responsible Manager and additional staff such as a sales manager, certain number of account managers and outsourced professionals.

IBIH, which Nukkleus presently owns 9.9% of the issued and outstanding capital stock, through its brand IronFX, is a leading online provider of retail foreign exchange (FX) trading and related online trading services with offices in eight countries around the world (but excluding the United States and U.S. territories). IronFX offers its customers 24-hour, five days a week direct access to the global over-the-counter (OTC) FX market, which is a decentralized market in which participants trade directly with one another rather than through a central exchange. In an FX trade, participants effectively buy one currency and simultaneously sell another currency, with the two currencies that make up the trade being referred to as a “currency pair.” IronFX presents our customers with price quotations on over 200 tradable instruments, including over 120 currency pairs, and provide our customers the ability to trade FX derivatives contracts on currency pairs through a product referred to as Contracts For Difference (CFD). We also offer other CFD products, including CFDs on metals, such as gold, on European and U.S. listed stocks and on futures linked to other products. Since IronFX commenced operations in December 2010, it experienced rapid growth until 2014. From 2014, it commenced an overall restructuring program with a view to reduce costs in light of the market conditions following the Swiss National Bank event.

On June 3, 2016, the Company filed a Certificate of Amendment to its Certificate of Incorporation amendment the first paragraph of the fourth article increasing its authorized shares of common stock to 900,000,000. The par value and preferred shares were not amended.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this item is set forth above.

Item 3.03	Material Modification to Rights of Security holders

The information required by this item is set forth above.

Item 9.01     Financial Statements and Exhibits

(a)            Financial Statements of Business Acquired:

Audited Financial Statements of GVS Limited, a BVI corporation, for the years ended December 31, 2015 and 2014 (to be filed by amendment).

Unaudited Financial Statements of GVS Limited, a BVI corporation, for the three months ended March 31, 2016 (to be filed by amendment).

(b)            Pro-Forma Financial Information

Proforma Financial Information (to be filed by amendment).

(c)            Shell Company Transaction

Not applicable.

(d)            Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation filed June 3, 2016
3.2	Statement of Designation, Powers, Preferences and Rights of Series A Preferred Stock
4.1	Securities Purchase Agreement between Nukkleus Inc. and Currency Mountain Holdings Bermuda, Limited dated June 3, 2016
10.1	Stock Purchase Agreement dated May 27, 2016 among Nukkleus Inc., IBIH Limited, the shareholders of IBIH Limited and Currency Mountain Holdings LLC
10.2
Amendment No. 1 dated June 2, 2016 to the Asset Purchase Agreement by and between Nukkleus Inc., its majority shareholder Charms Investments Ltd., and its wholly-owned subsidiary, Nukkleus Limited and Currency Mountain Holdings Bermuda, Limited.

10.3	Amendment No. 1 to dated June 3, 2016 to the General Services Agreement between Nukkleus Limited and FXDD Trading Limited.
10.4	Letter Agreement between Nukkleus Inc. and IBIH Limited dated June 3, 2016
21.1	List of Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

June 3, 2016	By:	/s/ Emil Assentato
Name: Emil Assentato
Title: President and Chief Executive Officer
(Principal Executive Officer)